Press Release
Investor Contact: Ahmed Pasha 703-682-6451
Media Contact: Amy Ackerman 703-682-6399

AES Reports First Quarter 2017 Financial Results; Reaffirms 2017 Guidance and Long-Term Expectations

Highlights

•	Diluted EPS of ($0.04), a $0.24 decrease compared to the first quarter of 2016, primarily driven by impairments at certain merchant generation assets

•	Adjusted EPS of $0.17, a $0.02 increase compared to the first quarter of 2016

•	Consolidated Net Cash Provided by Operating Activities of $703 million, a $63 million increase compared to the first quarter of 2016

•	Consolidated Free Cash Flow of $546 million, a $56 million increase compared to the first quarter of 2016

•	Prepaid $300 million of Parent debt

•	Reaffirming 2017 guidance and average annual growth of 8% to 10% in Consolidated Free Cash Flow and Adjusted EPS through 2020
ARLINGTON, Va., May 8, 2017 – The AES Corporation (NYSE: AES) today reported financial results for the three months ended March 31, 2017. Compared with last year, these results primarily reflect higher margins at the Company's: Mexico, Central America and the Caribbean (MCAC) Strategic Business Unit (SBU), due to improved availability in Mexico; Brazil SBU, largely due to higher spot sales at Tietê; and Andes SBU, due to higher sales in Colombia. These positive contributions were partially offset by lower margins at the Company's Europe SBU, due to the restructuring of the Power Purchase Agreement (PPA) at Maritza in Bulgaria in the second quarter of 2016.
First quarter 2017 Diluted Earnings Per Share from Continuing Operations (Diluted EPS) was ($0.04), a decrease of $0.24 compared to the first quarter of 2016, reflecting higher impairment expense of $0.18, primarily due to the sale of coal-fired merchant generating assets in Kazakhstan and the planned shutdown of certain coal-fired merchant generating plants at Dayton Power & Light (DPL) in Ohio. Diluted EPS also reflects the $0.05 of losses associated with dispositions, primarily on the sale of Sul in Brazil and the announced shutdown of certain coal-fired merchant generating plants at DPL in Ohio. Adjusted Earnings Per Share (Adjusted EPS, a non-GAAP financial measure) for the first quarter of 2017 increased $0.02 to $0.17, primarily due to higher margins and a lower adjusted effective tax rate of 41% versus 47% in 2016.
Consolidated Net Cash Provided by Operating Activities for the first quarter of 2017 was $703 million, an increase of $63 million compared to the first quarter of 2016. The increase was primarily driven by higher margins, as well as lower tax payments at AES Gener and in the Dominican Republic. First quarter 2017 Consolidated Free Cash Flow (a non-GAAP financial measure) increased $56 million to $546 million compared to the first quarter of 2016, primarily due to the same drivers as Consolidated Net Cash Provided by Operating Activities.

"During the first quarter we made meaningful progress on our objectives for 2017, including restructuring our 531 MW Alto Maipo hydroelectric project in Chile, prepaying $300 million in Parent debt and reshaping our portfolio by exiting 3.7 GW of merchant coal-fired generation in Kazakhstan and Ohio," said Andrés Gluski, AES President and Chief Executive Officer. "We also received FERC approval for our acquisition of sPower and advanced our growth pipeline. To that end, we secured final permits for our 1.4 GW Southland repowering project in California and agreed to acquire 386 MW of wind generation in Brazil. Along with our 3.4 GW currently under construction and expected to come on-line through 2019, we expect these projects to be significant contributors to our future growth."

"Based on our first quarter results and our future outlook, we are reaffirming our 2017 guidance for all metrics, as well as our 8% to 10% average annual growth rate through 2020," said Tom O'Flynn, AES Executive Vice President and Chief Financial Officer. "Our strong cash flow and continued Parent debt paydown keep us on track to achieve investment grade credit statistics."
Table 1: Key Financial Results

	First Quarter		Full Year 2017 Guidance
$ in Millions, Except Per Share Amounts	2017	2016
Diluted EPS from Continuing Operations	$(0.04)	$0.20	N/A
Adjusted EPS [1]	$0.17	$0.15	$1.00-$1.10
Consolidated Net Cash Provided by Operating Activities	$703	$640	$2,000-$2,800
Consolidated Free Cash Flow [1]	$546	$490	$1,400-$2,000

[1]	A non-GAAP financial measure. See “Non-GAAP Financial Measures” for definitions and reconciliations to the most comparable GAAP financial measures.

Guidance and Expectations
The Company is reaffirming its 2017 guidance and expectations through 2020.

Table 2: Guidance and Expectations

$ in Millions, Except Per Share Amounts	2016 Guidance & Expectations	2017 Guidance	2020 Expectations
Adjusted EPS [1,2]	$0.95-$1.05	$1.00-$1.10	8%-10% growth off mid-point of 2016 guidance
Consolidated Net Cash Provided by Operating Activities	$2,000-$2,900	$2,000-$2,800	N/A
Consolidated Free Cash Flow [1]	$1,300-$2,200	$1,400-$2,000	8%-10% growth off mid-point of 2016 expectation

[1]	A non-GAAP financial measure. See “Non-GAAP Financial Measures” for definitions and reconciliations to the most comparable GAAP financial measures.

[2]
The Company is not able to provide a corresponding GAAP equivalent for its Adjusted EPS guidance. In providing its full year 2017 Adjusted EPS guidance, the Company notes that there could be differences between expected reported earnings and estimated operating earnings, including the items listed below. Therefore, management is not able to estimate the aggregate impact, if any, of these items on reported earnings. As of March 31, 2017, the impact of these items was as follows: (a) unrealized gains or losses related to derivative transactions had no impact, (b) unrealized foreign currency gains or losses represent a gain of $6 million, (c) gains or losses and associated benefits and costs due to dispositions and acquisitions of business interests, including early plant closures, and the tax impact from the repatriation of sales proceeds represent a loss of $35 million (d) losses due to impairments of $117 million and (e) gains, losses and costs due to the early retirement of debt represent a gain of $11 million.

The Company expects 8% to 10% average annual growth in Parent Free Cash Flow (a non-GAAP financial metric) through 2020 off the mid-point of its 2016 expectation of $525 to $625 million. Subject to Board approval, and in line with this reaffirmed expectation, the Company continues to expect its shareholder dividend to grow 8% to 10% annually on average, as well.

The Company's 2017 guidance is based on foreign currency and commodity forward curves as of March 31, 2017. The Company's expectations through 2020 are based on foreign currency and commodity forward curves as of December 31, 2016.

Additional Highlights

•
In February 2017, the Company and Alberta Investment Management Corporation (AIMCo) agreed to acquire 100% of FTP Power LLC (sPower) for $853 million in cash, plus the assumption of $724 million in non-recourse debt. In connection with this transaction, AES and AIMCo will directly and independently purchase and own slightly below 50% equity interests in sPower. A portion of the acquisition will be funded with $90 million of subordinated debt to sPower, and the remaining amount of $763 million will be funded with equity from AES and AIMCo in equal proportion.

◦
This transaction is expected to close by the third quarter of 2017, subject to review or approval by the Committee on Foreign Investment in the United States and the expiration or termination of any waiting period under the Hart-Scott-Rodino Act. The Federal Energy Regulatory Commission has already approved the transaction. The acquisition price is subject to customary post-signing purchase price adjustments.

•	In March 2017, the Company prepaid $300 million in Parent debt, including $276 million of 7.375% Senior Notes due in 2021 and $24 million of 8.0% Senior Notes due in 2020.

•	In March 2017, the Company announced its plan to shut down 1,225 MW of merchant coal-fired generation at DPL (Killen and Stuart plants), on or before June 1, 2018.

•	In April 2017, the Company closed the sale of 1,743 MW of coal-fired generation in Kazakhstan for $24 million in proceeds.

•	In April 2017, the Company announced the sale of its interest in 739 MW of merchant coal-fired generation at DPL in Ohio (Miami Fort and Zimmer plants) for $50 million in proceeds.

•	The Company currently has 3,399 MW of capacity under construction and expected to come on-line through 2019.

Non-GAAP Financial Measures
See Non-GAAP Financial Measures for definitions of Consolidated Free Cash Flow, Adjusted Earnings Per Share and Adjusted Pre-Tax Contributions, as well as reconciliations to the most comparable GAAP financial measures.
Attachments
Condensed Consolidated Statements of Operations, Segment Information, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Non-GAAP Financial Measures, Parent Financial Information 2016 Financial Guidance Elements and 2017 Financial Guidance Elements.

Conference Call Information
AES will host a conference call on Monday, May 8, 2017 at 9:00 a.m. Eastern Daylight Time (EDT). Interested parties may listen to the teleconference by dialing 1-888-317-6003 at least ten minutes before the start of the call. International callers should dial +1-412-317-6061. The Conference ID for this call is 9185589. Internet access to the conference call and presentation materials will be available on the AES website at www.aes.com by selecting “Investors” and then “Presentations and Webcasts.”

A webcast replay, as well as a replay in downloadable MP3 format, will be accessible at www.aes.com beginning shortly after the completion of the call.

About AES
The AES Corporation (NYSE: AES) is a Fortune 200 global power company. We provide affordable, sustainable energy to 17 countries through our diverse portfolio of distribution businesses as well as thermal and renewable generation facilities. Our workforce of 19,000 people is committed to operational excellence and meeting the world’s changing power needs.  Our 2016 revenues were $14 billion and we own and manage $36 billion in total assets.  To learn more, please visit www.aes.com. Follow AES on Twitter @TheAESCorp.

Safe Harbor Disclosure
This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A “Risk Factors” and Item 7: Management’s Discussion & Analysis in AES’ 2016 Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Any Stockholder who desires a copy of the Company’s 2016 Annual Report on Form 10-K dated on or about February 27, 2017 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Form 10-K may be obtained by visiting the Company’s website at www.aes.com.

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THE AES CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2017	2016
	(in millions, except per share amounts)
Revenue:
Regulated	$1,727	$1,576
Non-Regulated	1,765	1,695
Total revenue	3,492	3,271
Cost of Sales:
Regulated	(1,578)	(1,467)
Non-Regulated	(1,321)	(1,295)
Total cost of sales	(2,899)	(2,762)
Operating margin	593	509
General and administrative expenses	(54)	(48)
Interest expense	(348)	(342)
Interest income	97	117
Gain on extinguishment of debt	17	4
Other expense	(29)	(8)
Other income	73	13
Gain on disposal and sale of businesses	—	47
Asset impairment expense	(168)	(159)
Foreign currency transaction gains (losses)	(21)	40
INCOME FROM CONTINUING OPERATIONS BEFORE TAXES AND EQUITY IN EARNINGS OF AFFILIATES	160	173
Income tax expense	(69)	(96)
Net equity in earnings of affiliates	7	6
INCOME FROM CONTINUING OPERATIONS	98	83
Loss from operations of discontinued businesses, net of income tax benefit of $4	—	(9)
NET INCOME	98	74
Less: Net (income) loss attributable to noncontrolling interests	(125)	52
Less: Net loss attributable to redeemable stocks of subsidiaries	3	—
Total net (income) loss attributable to noncontrolling interests	(122)	52
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION	$(24)	$126
AMOUNTS ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS:
Income (loss) from continuing operations, net of tax	$(24)	$135
Loss from discontinued operations, net of tax	—	(9)
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION	$(24)	$126
BASIC EARNINGS PER SHARE:
Income (loss) from continuing operations attributable to The AES Corporation common stockholders, net of tax	$(0.04)	$0.20
Loss from discontinued operations attributable to The AES Corporation common stockholders, net of tax	—	(0.01)
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$(0.04)	$0.19
DILUTED EARNINGS PER SHARE:
Income (loss) from continuing operations attributable to The AES Corporation common stockholders, net of tax	$(0.04)	$0.20
Loss from discontinued operations attributable to The AES Corporation common stockholders, net of tax	—	(0.01)
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$(0.04)	$0.19
DILUTED SHARES OUTSTANDING	659	663
DIVIDENDS DECLARED PER COMMON SHARE	$0.12	$0.11

THE AES CORPORATION
Strategic Business Unit (SBU) Information
(Unaudited)

	Three Months Ended March 31,
(in millions)	2017	2016
REVENUE
US	$808	$855
Andes	618	622
Brazil	1,039	839
MCAC	586	519
Europe	237	246
Asia	192	194
Corporate, Other and Inter-SBU eliminations	12	(4)
Total Revenue	$3,492	$3,271

THE AES CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)

	March 31, 2017	December 31, 2016
	(in millions, except share and per share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,588	$1,305
Restricted cash	218	278
Short-term investments	634	798
Accounts receivable, net of allowance for doubtful accounts of $116 and $111, respectively	2,134	2,166
Inventory	645	630
Prepaid expenses	118	83
Other current assets	1,040	1,151
Current assets of held-for-sale businesses	24	—
Total current assets	6,401	6,411
NONCURRENT ASSETS
Property, Plant and Equipment:
Land	795	779
Electric generation, distribution assets and other	28,690	28,539
Accumulated depreciation	(9,777)	(9,528)
Construction in progress	3,440	3,057
Property, plant and equipment, net	23,148	22,847
Other Assets:
Investments in and advances to affiliates	674	621
Debt service reserves and other deposits	686	593
Goodwill	1,157	1,157
Other intangible assets, net of accumulated amortization of $534 and $519, respectively	353	359
Deferred income taxes	778	781
Service concession assets, net of accumulated amortization of $136 and $114, respectively	1,425	1,445
Other noncurrent assets	1,886	1,905
Total other assets	6,959	6,861
TOTAL ASSETS	$36,508	$36,119
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$1,657	$1,656
Accrued interest	365	247
Accrued and other liabilities	2,043	2,066
Non-recourse debt, includes $134 and $273, respectively, related to variable interest entities	1,137	1,303
Current liabilities of held-for-sale businesses	41	—
Total current liabilities	5,243	5,272
NONCURRENT LIABILITIES
Recourse debt	4,500	4,671
Non-recourse debt, includes $1,643 and $1,502, respectively, related to variable interest entities	14,697	14,489
Deferred income taxes	758	804
Pension and other postretirement liabilities	1,411	1,396
Other noncurrent liabilities	2,996	3,005
Total noncurrent liabilities	24,362	24,365
Commitments and Contingencies (see Note 8)
Redeemable stock of subsidiaries	774	782
EQUITY
THE AES CORPORATION STOCKHOLDERS’ EQUITY
Common stock ($0.01 par value, 1,200,000,000 shares authorized; 816,079,347 issued and 660,108,793 outstanding at March 31, 2017 and 816,061,123 issued and 659,182,232 outstanding at December 31, 2016)	8	8
Additional paid-in capital	8,731	8,592
Accumulated deficit	(1,139)	(1,146)
Accumulated other comprehensive loss	(2,717)	(2,756)
Treasury stock, at cost (155,970,554 shares at March 31, 2017 and 156,878,891 at December 31, 2016)	(1,892)	(1,904)
Total AES Corporation stockholders’ equity	2,991	2,794
NONCONTROLLING INTERESTS	3,138	2,906
Total equity	6,129	5,700
TOTAL LIABILITIES AND EQUITY	$36,508	$36,119

THE AES CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2017	2016
	(in millions)
OPERATING ACTIVITIES:
Net income	$98	$74
Adjustments to net income:
Depreciation and amortization	291	290
Gain on sales and disposals of businesses	—	(47)
Impairment expenses	168	161
Deferred income taxes	(6)	31
Provisions for (reversals of) contingencies	12	(1)
Gain on extinguishment of debt	(17)	(4)
Loss on sales of assets	12	—
Other	43	(3)
Changes in operating assets and liabilities
(Increase) decrease in accounts receivable	50	37
(Increase) decrease in inventory	(16)	(24)
(Increase) decrease in prepaid expenses and other current assets	120	274
(Increase) decrease in other assets	(43)	(21)
Increase (decrease) in accounts payable and other current liabilities	(74)	(72)
Increase (decrease) in income tax payables, net and other tax payables	38	(148)
Increase (decrease) in other liabilities	27	93
Net cash provided by operating activities	703	640
INVESTING ACTIVITIES:
Capital Expenditures	(474)	(640)
Acquisitions, net of cash acquired	—	(6)
Proceeds from the sale of businesses, net of cash sold, and equity method investments	4	115
Sale of short-term investments	907	1,603
Purchase of short-term investments	(716)	(1,708)
(Increase) decrease in restricted cash, debt service reserves and other assets	(22)	96
Other investing	(39)	(8)
Net cash used in investing activities	(340)	(548)
FINANCING ACTIVITIES:
Borrowings under the revolving credit facilities	225	248
Repayments under the revolving credit facilities	(84)	(116)
Repayments of recourse debt	(341)	(116)
Issuance of non-recourse debt	569	161
Repayments of non-recourse debt	(295)	(248)
Payments for financing fees	(18)	(11)
Distributions to noncontrolling interests	(33)	(78)
Contributions from noncontrolling interests and redeemable security holders	29	28
Proceeds from the sale of redeemable stock of subsidiaries	—	134
Dividends paid on AES common stock	(79)	(73)
Payments for financed capital expenditures	(26)	(10)
Purchase of treasury stock	—	(79)
Other financing	(26)	(20)
Net cash used in financing activities	(79)	(180)
Effect of exchange rate changes on cash	6	6
(Increase) decrease in cash of discontinued operations and held-for-sale businesses	(7)	4
Total increase (decrease) in cash and cash equivalents	283	(78)
Cash and cash equivalents, beginning	1,305	1,257
Cash and cash equivalents, ending	$1,588	$1,179
SUPPLEMENTAL DISCLOSURES:
Cash payments for interest, net of amounts capitalized	$195	$228
Cash payments for income taxes, net of refunds	$74	$182
SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Assets acquired through capital lease and other liabilities	$—	$3
Dividends declared but not yet paid	$79	$75
Reclassification of Alto Maipo loans and accounts payable into equity (see Note 11—Equity)	$279	$—

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)

RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS

Adjusted PTC is defined as pre-tax income from continuing operations attributable to AES excluding gains or losses of the consolidated entity due to (a) unrealized gains or losses related to derivative transactions, (b) unrealized foreign currency gains or losses, (c) gains or losses and associated benefits and costs due to dispositions and acquisitions of business interests, including early plant closures, and the tax impact from the repatriation of sales proceeds, (d) losses due to impairments, and (e) gains, losses and costs due to the early retirement of debt. Adjusted PTC also includes net equity in earnings of affiliates on an after-tax basis adjusted for the same gains or losses excluded from consolidated entities.
Adjusted EPS is defined as diluted earnings per share from continuing operations excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses related to derivative transactions, (b) unrealized foreign currency gains or losses, (c) gains or losses and associated benefits and costs due to dispositions and acquisitions of business interests, including early plant closures, and the tax impact from the repatriation of sales proceeds, (d) losses due to impairments, and (e) gains, losses and costs due to the early retirement of debt.
The GAAP measure most comparable to adjusted PTC is income from continuing operations attributable to AES. The GAAP measure most comparable to adjusted EPS is diluted earnings per share from continuing operations. We believe that adjusted PTC and adjusted EPS better reflect the underlying business performance of the Company and are considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions, unrealized foreign currency gains or losses, losses due to impairments and strategic decisions to dispose of or acquire business interests or retire debt, which affect results in a given period or periods. In addition, for adjusted PTC, earnings before tax represents the business performance of the Company before the application of statutory income tax rates and tax adjustments, including the effects of tax planning, corresponding to the various jurisdictions in which the Company operates. Adjusted PTC and adjusted EPS should not be construed as alternatives to income from continuing operations attributable to AES and diluted earnings per share from continuing operations, which are determined in accordance with GAAP.
For the year beginning January 1, 2017, the Company changed the definition of adjusted PTC and adjusted EPS to exclude associated benefits and costs due to acquisitions, dispositions, and early plant closures; including the tax impact of decisions made at the time of sale to repatriate sales proceeds. We believe excluding these benefits and costs better reflect the business performance by removing the variability caused by strategic decisions to dispose or acquire business interests or close plants early. The Company has also reflected these changes in the comparative period.

	Three Months Ended March 31, 2017			Three Months Ended March 31, 2016
	Net of NCI(1)	Per Share (Diluted) Net of NCI(1)		Net of NCI(1)	Per Share (Diluted) Net of NCI(1)
	(in millions, except per share amounts)
Income (Loss) from Continuing Operations Attributable to AES and Diluted EPS	$(24)	$(0.04)		$135	$0.20
Add: Income Tax Benefit from Continuing Operations Attributable to AES	20			61
Pre-Tax Contribution	$(4)			$196
Adjustments
Unrealized Derivative Gains	$(1)	$—		$(34)	$(0.05)
Unrealized Foreign Currency Transaction Gains	(9)	(0.01)		(9)	(0.01)
Disposition/Acquisition (Gains) Losses	52	0.08	(2)	(19)	(0.03)	(3)
Impairment Expense	168	0.25	(4)	50	0.08	(5)
(Gains) Losses on Extinguishment of Debt	(16)	(0.02)	(6)	1	—
Less: Net Income Tax (Benefit)		(0.09)	(7)		(0.04)	(8)
Adjusted PTC and Adjusted EPS	$190	$0.17		$185	$0.15
_____________________________

(1)	NCI is defined as Noncontrolling Interests.

(2)
Amount primarily relates to realized derivative losses associated with the sale of Sul of $38 million, or $0.06 per share; costs associated with early plant closures at DPL of $20 million, or $0.03 per share; partially offset by interest earned on Sul sale proceeds prior to repatriation of $6 million, or $0.01 per share.

(3)	Amount primarily relates to the gain on sale of DPLER of $22 million, or $0.03 per share.

(4)	Amount relates to asset impairments at Kazakhstan of $94 million, or $0.14 per share; at DPL of $66 million, or $0.10 per share; and Tait Energy Storage of $8 million, or $0.01 per share.

(5)	Amount primarily relates to the asset impairment at Buffalo Gap II of $159 million ($49 million, or $0.07 per share, net of NCI).

(6)
Amount primarily relates to the gain on early retirement of debt at Alicura of $65 million, or $0.10 per share, partially offset by the loss on early retirement of debt at the Parent Company of $47 million, or $0.07 per share.

(7)	Amount primarily relates to the income tax benefits associated with asset impairments of $51 million, or $0.08 per share and dispositions of $16 million, or $0.02 per share.

(8)
Amount primarily relates to the income tax benefit associated with asset impairments of $52 million, or $0.08 per share; partially offset by income tax expense associated with derivatives of $11 million, or $0.02 per share.

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)

AES is a holding company that derives its income and cash flows from the activities of its subsidiaries, some of which may not be wholly-owned by the Company.
The Company's non-GAAP metrics are Consolidated Free Cash Flow, Adjusted pre-tax contribution (“adjusted PTC”) and Adjusted earnings per share (“adjusted EPS”) used by management and external users of our consolidated financial statements such as investors, industry analysts and lenders.
Consolidated Free Cash Flow (“Free Cash Flow”) is defined as cash flows from operating activities (adjusted for service concession asset capital expenditures), less maintenance capital expenditures (including non-recoverable environmental capital expenditures), net of reinsurance proceeds from third parties. The company also excludes environmental capital expenditures that are expected to be recovered through regulatory, contractual or other mechanisms.
The GAAP measure most comparable to Free Cash Flow is net cash provided by operating activities. We believe that Free Cash Flow is a useful measure for evaluating our financial condition because it represents the amount of cash generated by the business after the funding of maintenance capital expenditures that may be available for investing in growth opportunities or for repaying debt.

	Three Months Ended
	March 31,
	2017	2016
	(in millions)
Reconciliation of Total Capital Expenditures for Free Cash Flow Calculation Below:

Maintenance Capital Expenditures	$152	$162
Environmental Capital Expenditures	$24	87
Growth Capital Expenditures	324	401
Total Capital Expenditures	$500	$650

Reconciliation of Free Cash Flow
Consolidated Operating Cash Flow	$703	$640
Add: Capital Expenditures Related to Service Concession Assets (1)	1	24
Less: Maintenance Capital Expenditures, net of reinsurance proceeds	(152)	(162)
Less: Non-Recoverable Environmental Capital Expenditures (2)	(6)	(12)
Free Cash Flow	$546	$490

(1)	Service concession asset expenditures are included in net cash provided by operating activities, but are excluded from the free cash flow non-GAAP metric.

(2)	Excludes IPALCO’s recoverable environmental capital expenditures of $18 million and $75 million for the three months ended March 31, 2017 and March 31, 2016, respectively.

The AES Corporation
Parent Financial Information
Parent only data: last four quarters
(in millions)	4 Quarters Ended
Total subsidiary distributions & returns of capital to Parent	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
	Actual	Actual	Actual	Actual
Subsidiary distributions(1) to Parent & QHCs	$1,236	$1,112	$1,242	$1,070
Returns of capital distributions to Parent & QHCs	30	46	34	30
Total subsidiary distributions & returns of capital to Parent	$1,266	$1,158	$1,276	$1,100
Parent only data: quarterly
(in millions)	Quarter Ended
Total subsidiary distributions & returns of capital to Parent	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
	Actual	Actual	Actual	Actual
Subsidiary distributions(1) to Parent & QHCs	$209	$426	$265	$337
Returns of capital distributions to Parent & QHCs	0	12	4	14
Total subsidiary distributions & returns of capital to Parent	$209	$438	$269	$351
Parent Company Liquidity (2)
(in millions)	Balance at
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
	Actual	Actual	Actual	Actual
Cash at Parent & Cash at QHCs (3)	$52	$100	$42	$30
Availability under credit facilities	667	794	519	733
Ending liquidity	$719	$894	$561	$763

(1)
Subsidiary distributions should not be construed as an alternative to Net Cash Provided by Operating Activities which is determined in accordance with GAAP. Subsidiary distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of the difference between the subsidiary distributions and the Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.

(2)
Parent Company Liquidity is defined as cash at the Parent Company plus available borrowings under existing credit facility plus cash at qualified holding companies (QHCs). AES believes that unconsolidated Parent Company liquidity is important to the liquidity position of AES as a Parent Company because of the non-recourse nature of most of AES’ indebtedness.

(3)
The cash held at QHCs represents cash sent to subsidiaries of the company domiciled outside of the US. Such subsidiaries had no contractual restrictions on their ability to send cash to AES, the Parent Company. Cash at those subsidiaries was used for investment and related activities outside of the US. These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the US. Since the cash held by these QHCs is available to the Parent, AES uses the combined measure of subsidiary distributions to Parent and QHCs as a useful measure of cash available to the Parent to meet its international liquidity needs.

THE AES CORPORATION
2016 FINANCIAL GUIDANCE ELEMENTS1

2016 Financial Guidance
As of 11/4/16
Income Statement Guidance
Adjusted Earnings Per Share [2]	$0.95-$1.05
Cash Flow Guidance
Consolidated Net Cash Provided by Operating Activities	$2,000-$2,900 million
Reconciliation of Free Cash Flow Guidance
Consolidated Net Cash Provided by Operating Activities	$2,000-$2,900 million
Less: Maintenance Capital Expenditures	$600-$800 million
Free Cash Flow [3]	$1,300-$2,200 million

[1]	2016 Guidance is based on expectations for future foreign exchange rates and commodity prices as of September 30, 2016.

[2]
Adjusted Earnings Per Share (a non-GAAP financial measure) is defined as diluted earnings per share from continuing operations excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses related to derivative transactions, (b) unrealized foreign currency gains or losses, (c) gains or losses due to dispositions and acquisitions of business interests, d) losses due to impairments, and (e) costs due to the early retirement of debt. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. AES believes that adjusted earnings per share better reflects the underlying business performance of the Company, and is considered in the Company's internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions, unrealized foreign currency gains or losses, losses due to impairments and strategic decisions to dispose or acquire business interests or retire debt, which affect results in a given period or periods. Adjusted earnings per share should not be construed as an alternative to diluted earnings per share from continuing operations, which is determined in accordance with GAAP.

[3]
Free Cash Flow is reconciled above. Free Cash Flow (a non-GAAP financial measure) is defined as net cash from operating activities (adjusted for service concession asset capital expenditures) less maintenance capital expenditures (including non-recoverable environmental capital expenditures), net of reinsurance proceeds from third parties. AES believes that free cash flow is a useful measure for evaluating our financial condition because it represents the amount of cash generated by the business after the funding of maintenance capital expenditures that may be available for investing in growth opportunities or for repaying debt. Free cash flow should not be construed as an alternative to net cash from operating activities, which is determined in accordance with GAAP.

THE AES CORPORATION
2017 FINANCIAL GUIDANCE ELEMENTS1

2017 Financial Guidance
As of 5/8/17
Income Statement Guidance
Adjusted Earnings Per Share [2]	$1.00-$1.10
Cash Flow Guidance
Consolidated Net Cash Provided by Operating Activities	$2,000-$2,800 million
Consolidated Free Cash Flow [3]	$1,400-$2,000 million
Reconciliation of Free Cash Flow Guidance
Consolidated Net Cash from Operating Activities	$2,000-$2,800 million
Less: Maintenance Capital Expenditures	$600-$800 million
Consolidated Free Cash Flow [3]	$1,400-$2,000 million

[1]	2017 Guidance is based on expectations for future foreign exchange rates and commodity prices as of March 31, 2017.

[2]
Adjusted Earnings Per Share (a non-GAAP financial measure) is defined as diluted earnings per share from continuing operations excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses related to derivative transactions, (b) unrealized foreign currency gains or losses, (c) gains or losses and associated benefits and costs due to dispositions and acquisitions of business interests, including early plant closures, and the tax impact from the repatriation of sales proceeds, (d) losses due to impairments, and (e) gains, losses and costs due to the early retirement of debt. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. AES believes that adjusted earnings per share better reflects the underlying business performance of the Company, and is considered in the Company's internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions, unrealized foreign currency gains or losses, losses due to impairments and strategic decisions to dispose or acquire business interests or retire debt, which affect results in a given period or periods. Adjusted earnings per share should not be construed as an alternative to diluted earnings per share from continuing operations, which is determined in accordance with GAAP.

[3]
Free Cash Flow is reconciled above. Free Cash Flow (a non-GAAP financial measure) is defined as net cash from operating activities (adjusted for service concession asset capital expenditures) less maintenance capital expenditures (including non-recoverable environmental capital expenditures), net of reinsurance proceeds from third parties. AES believes that free cash flow is a useful measure for evaluating our financial condition because it represents the amount of cash generated by the business after the funding of maintenance capital expenditures that may be available for investing in growth opportunities or for repaying debt. Free cash flow should not be construed as an alternative to net cash from operating activities, which is determined in accordance with GAAP.